EXHIBIT 10.33

POST CLOSING ADJUSTMENT AND SETTLEMENT AGREEMENT

      This Agreement, effective the 29th of December, 1999, is between Weltronic/Technitron, Inc., a Delaware corporation and Medar, Inc., a Michigan corporation, on the one hand, and Integral Vision, Inc., a Michigan corporation, on the other.

A.	WHEREAS, Medar, Inc., formerly known as MIAC Acquisition, Inc. (“MIAC”), is the wholly owned subsidiary of Weltronic/Technitron, Inc.(“WTC”).

B.	WHEREAS, Integral Vision, Inc. (“INVI”) was formerly known as Medar, Inc., prior to the closing of an Asset Purchase Agreement, dated April 28, 1999 (“Purchase Agreement”) among WTC, MIAC and the then Medar, Inc. Pursuant to the terms and conditions of the Purchase Agreement, the trade name, “Medar, Inc.” was transferred to MIAC. MIAC, now known as “Medar, Inc.” shall be referred to herein as “MIAC-Medar”. Commensurate with the closing of the Purchase Agreement, the former Medar, Inc. changed its name to INVI.

C.	WHEREAS, MIAC-Medar has certain obligations to INVI under the terms and conditions of the Purchase Agreement, and Note #1 (as hereafter defined).

D.	WHEREAS, WTC is the guarantor of MIAC-Medar’s obligations to INVI pursuant to a Guaranty dated June 30, 1999.

E.	WHEREAS, the Purchase Agreement allows MIAC-Medar to set off against its obligations to INVI under the Purchase Agreement and Note #1 under certain circumstances as specified in the Purchase Agreement and Note #1.

F.	WHEREAS, MIAC-Medar claims it is entitled to certain set-offs against its obligations to INVI under the Purchase Agreement and Note #1, and INVI has disputed certain of these claims.

G.	WHEREAS, in lieu of arbitration or litigation with respect to the matters set forth above, and to facilitate the opportunity for MIAC-Medar to pay its obligations to INVI earlier than now required by the Purchase Agreement, the parties desire to effectuate all post-closing adjustments to the Purchase Agreement, to resolve all existing differences between them relative to the allowance of set-offs and the respective claims of the parties, and to facilitate an early payout of current obligations by MIAC-Medar.

      NOW THEREFORE, in consideration of the terms and conditions set forth in this Agreement, the parties agree as follows:

Article 1
Obligations of MIAC-Medar and WTC

1.01	As of December, 15, 1999, the aggregate amount of the obligations of MIAC-Medar to INVI under the Purchase Agreement and Note #1 is Ten Million Four Hundred Twelve Thousand Three Hundred Twenty and 18/100s Dollars ($10,412,320.18) (“MIAC-Medar Obligations”), which sum is comprised of the following:

	1.01 (a)	Subordinated Note. As of December 15, 1999, the principal amount due under the Subordinated Note dated June 30, 1999, a copy of which is attached as Exhibit #1, in the sum of Seven Million One Hundred Thousand and 00/100 Dollars ($7,100,000.00). This Subordinated Note shall be referred to as Note #1.

	1.01 (b)	Accumulated Interest on the Subordinated Note. As of December 15, 1999, interest on Note #1 in the sum of Two Hundred Ninety Nine Thousand Six Hundred Twenty Five and 00/100 Dollars ($299,625.00).

	1.01 (c)	Earnout. An earnout due INVI in the sum of Three Million and 00/100 Dollars ($3,000,000.00).

	1.01 (d)	Open Account. A reconciliation of the balances of the open accounts between MIAC-Medar and INVI resulting in the sum of Twelve Thousand Six Hundred Ninety Five and 18/100 Dollars ($12,695.18).

1.02	Guaranty. The MIAC-Medar Obligations are guaranteed by WTC in accordance with the Guaranty dated June 30, 1999, a copy of which is attached as Exhibit #2. This Guaranty shall be referred to herein as Guaranty #1.

Article II
Post Closing Adjustments

2.01	All post-closing adjustments required by the Purchase Agreement have been accounted for and agreed upon as set forth herein. The only post-closing adjustments to the Purchase Agreement are as follows:

	2.01 (a)	Purchaser Adjustment Amount. In accordance with Section 3.03 of the Purchase Agreement, a reduction to the Purchase Price set forth in the Purchase Agreement is necessary. The amount of the reduction is Three Million Nine Hundred One Thousand Three Hundred Seventy Three and 00/100s Dollars ($3,901,373.00) (“Purchaser Adjustment Amount”).

	2.01 (b)	Accounts Receivable. As of December 21, 1999, certain of the accounts receivable purchased by MIAC-Medar as required by the Purchase Agreement remained uncollected after reasonable collection efforts by MIAC-Medar, and these accounts are identified on the attached Exhibit #3

(“Uncollected Accounts Receivable”). The aggregate amount of the Uncollected Accounts Receivable is One Million Eighty-Two Thousand and 00/100s Dollars ($1,082,000.00) (“Uncollected Accounts Receivable Amount”).

2.01 (c)	Contingency Adjustment. To resolve the differences of the parties relative to INVI liabilities and set-offs against the MIAC-Medar Obligations, and to facilitate the opportunity for MIAC-Medar to pay its obligations to INVI earlier than now required under the Purchase Agreement, Two Million and 00/100 Dollars ($2,000,000.00) (“Contingency Adjustment”) shall be applied and set-off against the MIAC-Medar Obligations, subject to the fulfillment by MIAC-Medar of the terms and conditions more particularly set forth in Note #2 (as defined hereafter).

Article III
Set-Off of Purchaser Adjustment Amount and
Uncollected Accounts Receivable Amount

3.01	Set-Off of Purchaser Adjustment Amount. The Purchaser Adjustment Amount ($3,901,373.00) shall be set-off against the MIAC-Medar Obligations due INVI, as more particularly described in Section 3.03 below.

3.02	Set-Off of Uncollected Accounts Receivable Amount; Transfer. The Uncollected Accounts Receivable Amount ($1,082,000.00) shall be set-off, in accordance with Sections 4.17 and 7.09 of the Purchase Agreement, against the MIAC-Medar Obligations due INVI, as more particularly described in Section 3.03 below. Further, MIAC-Medar shall assign and transfer such Uncollected Accounts Receivable to INVI in accordance with Sections 4.17 and 7.09 of the Purchase Agreement, pursuant to the Assignment in the form attached as Exhibit #4.

3.03	Aggregate Initial Set-off. The sum of the Purchaser Adjustment Amount ($3,901,373.00) and the Uncollected Accounts Receivable Amount ($1,082,000.00) is Four Million Nine Hundred Eighty Three Thousand Three Hundred Seventy Three and 00/100 Dollars ($4,983,373.00)(“INVI Obligations”). The INVI Obligations shall be subtracted from the MIAC-Medar Obligations ($10,412,320.18), leaving no sum owed by INVI to MIAC-Medar or WTC. After giving effect to this Agreement and subject to Section 4.01, the net principal sum owed by MIAC-Medar to INVI is Five Million Four Hundred Twenty-Eight Thousand Nine Hundred Forty Seven and 18/100 Dollars($5,428,947.18) (“Net MIAC-Medar Obligations”).

Article IV
Payment by MIAC-Medar

4.01	Payment of the Net MIAC-Medar Obligations; Application of Contingency Amount. The Net MIAC-Medar Obligations ($5,428,947.18), plus applicable interest, shall be paid by

MIAC-Medar to INVI pursuant to the terms and conditions of a post-closing subordinated note which shall be executed by MIAC-Medar in the form attached as Exhibit #5 (“Note #2”); and guaranteed by WTC, pursuant to a post-closing guaranty which shall be executed by WTC in the form attached as Exhibit #6 (Guaranty #2). In addition, all of the terms and conditions of the Security Agreement, dated June 30, 1999, executed by MIAC-Medar, WTC and INVI as required by the Purchase Agreement (“Security Agreement”) are incorporated by reference in this Agreement, and shall remain in full force and effect. Provided however, the term “Deferred Obligations” within the Security Agreement shall mean the Net MIAC-Medar Obligations.

As is more particularly set forth in Note #2, MIAC-Medar, at its election, shall be entitled to pay the Net MIAC-Medar Obligations due INVI under two (2) alternative arrangements. One (1) arrangement provides for the immediate application of the Contingency Adjustment against the Net MIAC-Medar Obligations, contingent upon fulfillment of timely payments by MIAC-Medar, as is set forth in Section 4.01(a) below, and the other does not, as is set forth in Section 4.01(b) below.

4.01(a)	Net MIAC-Medar Obligations less Contingency Adjustment. Subject to the fulfillment by MIAC-Medar of terms and conditions of Section 1 of Note #2, the Contingency Adjustment ($2,000,000.00) will be subtracted from the Net MIAC-Medar Obligations due INVI($5,428,947.18), leaving a principal sum due INVI in the amount of Three Million Four Hundred Twenty-Eight Thousand Nine Hundred Forty Seven and 18/100 ($3,428,947.18)(“Contingent Net MIAC-Medar Obligations”).

(i) The Contingent Net MIAC-Medar Obligations shall be split into two (2) sums, each bearing its own payment terms as more particularly set forth on Note #2:

(1) The sum of One Million Nine Hundred Twenty-Eight Thousand Nine Hundred Forty Seven and 18/100 ($1,928,947.18) plus interest as set forth in Note #2 from and after December 15, 1999, payable in accordance with the terms and conditions of Note #2; and

(2) The sum of One Million Five Hundred Thousand and 00/100 ($1,500,000.00) payable in accordance with the terms and conditions of Note #2, OR,

4.01(b)	Net MIAC-Medar Obligations. The Net MIAC-Medar Obligations ($5,428,947.18) shall be shall be split into two (2) sums, each bearing its own payment terms as more particularly set forth in Note #2:

(i) The sum of Four Million Six Hundred Seventy Eight Thousand Nine Hundred Forty Seven and 18/100($4,678,947.18), plus interest, payable in accordance with the terms and conditions of Note #2; and

(ii) The sum of Seven Hundred Fifty Thousand and 00/100 ($750,000.00) payable in accordance with the terms and conditions of Note #2.

4.02	Applicable Payment Arrangement. Notwithstanding anything to the contrary herein, it is understood by the parties that if the terms and conditions of Note #2 for timely payment of the Contingent Net MIAC-Medar Obligations, plus all applicable interest, are fully met by MIAC-Medar, then the terms and conditions of Note #2 for payment of the Net MIAC-Medar Obligations, plus all applicable interest, shall not apply. However, if the terms and conditions of Note #2 for timely payment of the Contingent Net MIAC-Medar Obligations, plus all applicable interest, are not fully met by MIAC-Medar, then terms and conditions of Note #2 for payment of the Net MIAC-Medar Obligations, plus all applicable interest, shall apply.

4.03	Cancellation of Note #1, Guaranty #1. Note #1 and Guaranty #1 shall be canceled by INVI simultaneous with the MIAC-Medar’s execution of Note #2, and WTC’s execution of Guaranty #2.

Article V
Collection of Certain Uncollected Accounts Receivable

5.01	Independent Contractor Agreement. INVI and MIAC-Medar shall execute the independent contractor agreement in the form attached as Exhibit #7, which agreement shall govern the collection activity of the Uncollected Accounts Receivable.

Article VI
Mutual Releases

6.01	Mutual Release. Except as the obligations created by this Agreement, and any agreements executed in connection with this Agreement, in consideration of the terms and conditions of this Agreement and the agreements executed in connection with this Agreement, the receipt and adequacy of which is hereby acknowledged by the parties, WTC and MIAC-Medar on the one hand, and INVI on the other, mutually release and fully and forever do release, acquit, and discharge each other, and their respective legal representatives, predecessors and successors, assigns, parent companies, subsidiaries, partners, shareholders, officers, directors, employees, attorneys and agents, from any and all actions, causes of action, claims, demands, damages, (whether compensatory, exemplary or punitive), costs, suits, covenants, contracts, liens, controversies, agreements, promises, variances, trespasses and debts, of every kind, nature, and description, whether economic, non-economic, civil, criminal, administrative or otherwise, whether known or unknown, suspected or unsuspected, and whether founded in fact or in law that either may have had, may now have, or may hereafter have by reason of any matter, cause, act, or omission whatsoever from the time negotiations began between them with respect to the transactions contemplated by Purchase Agreement, arising out of or related in any way to (i) the anticipated or expected projections of the Closing Date

Balance Sheet (as “Closing Date Balance Sheet” is defined in the Purchase Agreement), (ii) the anticipated or expected cash flow for MIAC-Medar for any time period after the Closing of the Purchase Agreement, (iii) any fraud, misrepresentation, intentional or otherwise, in connection with the Purchase Agreement with respect to the items listed herein in subsections (i), (ii), (iii), (iv), (v) and (vi), (iv) the non-payment, slow payment, or lack of payment, of any monies related to Accounts Receivable (as “Accounts Receivable” is defined in the Purchase Agreement) sold by INVI to MIAC-Medar, (v) the failure to include any accounts or notes receivables as part of the Purchased Assets (as “Purchased Assets” is defined in the Purchase Agreement), (vi) the non-payment of the Purchaser Adjustment Amount, the Uncollected Accounts Receivable Amount, or any other post-closing adjustments to the Purchase Agreement and (vii) the non-payment of Note #1.

6.02	Representations by the parties

	6.02 (a)	Representation by MIAC-Medar, WTC. MIAC-Medar, and WTC, jointly and severally, represent and warrant that to their actual knowledge as of the date hereof, there are no other claims of MIAC-Medar or WTC of any kind, nature or description arising under the Purchase Agreement or otherwise against INVI, its legal representatives, predecessors and successors, assigns, parent companies, subsidiaries, partners, shareholders, officers, directors, employees, attorney and agents, other than claims of the nature, kind and description being released set forth in subsections i-vii in Section 6.01.

	6.02 (b)	Representation by INVI. INVI represents and warrants that to its actual knowledge as of the date hereof, there are no other claims of INVI of any kind, nature or description arising under the Purchase Agreement or otherwise against MIAC-Medar or WTC, their legal representatives, predecessors and successors, assigns, parent companies, subsidiaries, partners, shareholders, officers, directors, employees, attorney and agents, other than claims of the nature, kind and description being released set forth in subsection i-vii in Section 6.01.

Article VII
Contingencies

7.01	Condition to Obligations. The respective obligations of each party to effect the transactions contemplated by this Agreement shall be subject to the satisfaction on or before signing this Agreement, the delivery to INVI of the written consent, in form and substance reasonably satisfactory to INVI, and as required by Subordination and Intercreditor Agreement made part of the Purchase Agreement, of American National Bank and Trust Company of Chicago, a national banking association, or any other Senior Lender (as “Senior Lender” is defined in the Subordination and Intercreditor Agreement made part of the Purchase Agreement) of MIAC-Medar and WTC.

Article VIII
Miscellaneous Provisions

8.01	Notices. All notices and other communications given or made pursuant to this Agreement shall be in writing and shall be deemed to have been duly given or made upon receipt, if delivered personally, on the third business day following deposit in the U.S. mail if mailed by registered or certified mail (postage prepaid, return receipt requested) to the parties at the following addresses (or at such other address for a party as shall be specified by like changes of address) or when sent by electronic transmission to the telecopier number specified below with receipt acknowledged:

(a) If to MIAC-Medar or WTC:

Weltronic/Technitron, Inc. 150 East St. Charles Road Carol Stream, IL 60188 Attn: Durrell G. Miller, President

With a copy to:

Reinhart, Boerner, Van Deuren, Norris & Rieselbach, s.c. 1000 North Water Street, Suite 2100 Milwaukee, WI 53202 Telecopier: 414-298-8097 Attention: Daniel J. Brink, Esq

(b) If to INVI:

Integral Vision, Inc. 38700 Grand River Farmington Hills, MI 48335-1563 Telecopier: 248-615-2971 Attention: Charles J. Drake, Chairman and CEO

With a copy to:

Warren Cameron Faust & Asciutto, P.C. 2161 Commons Parkway

Okemos, MI 48864 Telecopier: 517-349-3311 Attention: J. Michael Warren, Esq

8.02	Amendment. This Agreement may not be amended except by an instrument in writing signed by each of the parties hereto.

8.03	Waiver. No failure or delay by either party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law. Any such extension or waiver shall be valid if set forth in an instrument in writing signed by the party or parties to be bound thereby.

8.04	Headings. The provisions of Section 13.04 of the Purchase Agreement are incorporated by reference as if fully set forth herein.

8.05	Severability. The provisions of Section 13.05 of the Purchase Agreement are incorporated by reference as if fully set forth herein.

8.06	Assignment. This Agreement shall not be assigned, whether by operation of law or otherwise, without the prior written consent of the parties hereto. Notwithstanding the preceding sentence, MIAC-Medar may (i) assign any or all of its rights and interests hereunder to one or more of its Affiliates (as defined in the Purchase Agreement) and (ii) designate one or more of such Affiliates to perform its obligations hereunder (in any or all of which cases MIAC-Medar nonetheless shall remain responsible for the performance of all of its obligations hereunder).

8.07	Parties in Interest. The provisions of Section 13.08 of the Purchase Agreement are incorporated by reference as if fully set forth herein.

8.08	Governing Law. The provisions of Section 13.09 of the Purchase Agreement are incorporated by reference as if fully set forth herein.

8.09	Counterparts. The provisions of Section 13.10 of the Purchase Agreement are incorporated by reference as if fully set forth herein.

8.10	Press Releases and Public Announcements. The provisions of Section 13.11 of the Purchase Agreement are incorporated by reference as if fully set forth herein.

8.11	Construction. The provisions of Section 13.12 of the Purchase Agreement are incorporated by reference as if fully set forth herein.

8.12	Subordination. The provisions of Section 13.19 of the Purchase Agreement are incorporated by reference as if fully set forth herein. Provided however, notwithstanding any subordination of Note #2 by INVI, or default of MIAC-Medar under any obligations to any lender or Refinancing Lender, the Two Million and 00/100 ($2,000,000.00) Contingency Adjustment shall only be applicable if MIAC-Medar meets all of its obligations under Section 1 of Note #2 that would allow such Contingency Adjustment.

8.13	Arbitration. The provisions of Section 13.20 of the Purchase Agreement, are incorporated by reference as if fully set forth herein.

8.14	Advice of Counsel. Before signing, each party acknowledges that it read and understood this Agreement and, if desired, had a full opportunity to consult with its attorney(s) about this Agreement.

8.15	Facsimile Signatures. Facsimile signatures shall be deemed, and accepted, as originals.

8.16	Authority. Each party signing below represents and warrants to the other that it has the authority to enter into this Agreement and that the person signing for it is duly authorized and directed to do so.

      This agreement is signed effective the 29th day of December, 1999.

MEDAR, INC., (formerly known as MIAC Acquisition, Inc.)

By: ______________________________ Durrell G. Miller, President

WELTRONIC/TECHNITRON, INC.

By: ______________________________ Durrell G. Miller, President

INTEGRAL VISION, INC. (formerly known as Medar, Inc.)

By: ______________________________ Charles J. Drake, Chairman and CEO